Exhibit 5.1

Baker & McKenzie Consulting LLC

2300 Trammell Crow Center
2001 Ross Avenue
Dallas, TX 75201
United States

Tel: +1 214 978 3000
Fax: +1 214 978 3099
www.bakermckenzie.com

Asia Pacific

Bangkok

Beijing

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Ho Chi Minh City

Hong Kong

Jakarta*

Kuala Lumpur*

Manila*

Melbourne

Shanghai

Singapore

Sydney

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Tokyo

Europe, Middle East & Africa

Abu Dhabi

Almaty

Amsterdam

Antwerp

Bahrain

Baku

Barcelona

Berlin

Brussels

Budapest

Cairo

Casablanca

Doha

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Geneva

Istanbul

Johannesburg

Kyiv

London

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Madrid

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Moscow

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Paris

Prague

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Latin America

Bogota

Brasilia*

Buenos Aires

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Porto Alegre*

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North America

Chicago

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Houston

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Palo Alto

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Washington, DC

July 12, 2013

Reef Oil & Gas Partners, L.P.

Managing General Partner

Reef Oil & Gas Drilling and Income Fund, L.P.

1901 N. Central Expressway, Suite 300

Richardson, Texas 75080

RE:         Offering of Units of General and Limited Partnership Interests in Reef Oil & Gas Drilling and Income Fund, L.P.

Ladies and Gentlemen:

We have acted as securities counsel to Reef Oil & Gas Partners, L.P., a Nevada limited partnership, in connection with its filing with the Securities and Exchange Commission (the “SEC”) of a registration statement on Form S-1 (the “Registration Statement”) under the Securities Act of 1933, as amended (the “Securities Act”), with respect to the issuance of a maximum of 1,912 units additional general partner interests (“Additional General Partner Interests”), a maximum of 338 units of limited partner interest (“Limited Partner Interests”), and a maximum of 1,912 units of limited partner interests which are to be issued upon conversion of Additional General Partner Interests (“Converted Limited Partner Interests,” and collectively, with Additional General Partner Interests and Limited Partner Interests, “Interests”) in Reef Oil & Gas Drilling and Income Fund, L.P., a Texas limited partnership (the “Partnership”).

In rendering our opinions, we have examined and relied upon the original or copies, certified to our satisfaction of:

i.      the form of Limited Partnership Agreement for the Partnership, filed as Appendix A to the prospectus forming part of the Registration Statement (the “Partnership Agreement”);

ii.     the form of Subscription Agreement for the Partnership, filed as Appendix B to the prospectus forming part of the Registration Statement (the “Subscription Agreement”);

iii.    the Registration Statement, including the prospectus included therein and the exhibits and appendices thereto; and

iv.    such other documents and instruments as we have deemed necessary for the purposes of rendering the opinions set forth below.

Baker & McKenzie Consulting LLC provides tax advisory and economic services and does not provide legal advice or services. Baker & McKenzie Consulting LLC is a subsidiary of Baker & McKenzie LLP, a member firm of Baker & McKenzie International, a Swiss Verein of member law firms around the world.

* Associated Firm

In our examination of the foregoing documents, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as photostatic or certified copies and the authenticity of the originals of such copies. As to various questions of material fact to this opinion, we have relied, to the extent we deemed reasonably appropriate, upon representations or certificates of officers of Reef Oil & Gas Partners, L.P., which will serve as the managing general partner of the Partnership, and upon documents, records and instruments furnished to us by the managing general partner, without independent verification of their accuracy.

In rendering the opinions herein provided, we have assumed that: (i) the Partnership has been duly formed, (ii) no acts in cancellation of the certificate of formation have occurred, (iii) no events of dissolution have occurred, (iv) each subscriber will have paid the consideration specified in the subscriber’s Subscription Agreement, (v) no event of withdrawal of the managing general partner has occurred, (vi) the Partnership Agreement will be duly executed by Reef Oil & Gas Partners, L.P., as managing general partner and on behalf of the subscribers pursuant to the power of attorney granted to it by the subscribers, and by Michael J. Mauceli, as initial limited partner, (vii) the certificate of formation on file with the Secretary of State of the State of Texas for the Partnership has not been amended, (viii) the Registration Statement, an any amendments thereto (including post-effective amendments) will have become effective and comply with all applicable laws, (ix) a prospectus (or prospectus supplement) will have been prepared and filed with the SEC describing the Interests offered thereby, (x) all Interests will be issued and sold in the manner stated in the Registration Statement and the applicable prospectus, and (xi) the relevant documents will be duly executed and delivered by all parties thereto.

Based on and subject to the foregoing and subject further to the assumptions, exceptions, and qualifications set forth herein stated, it is the opinion of this firm that when the Interests in the Partnership are sold to the subscribers and the subscribers are admitted as additional general partners or limited partners, as the case may be, to the Partnership that (a) such Interests will be legally issued and fully paid, and (b) the Interests will be non-assessable, except (i) as provided in the Texas Business Organizations Code, the General Partner Interests may be subject to assessment for the liabilities and recourse obligations of the Partnership and (ii) as provided in the Texas Business Organizations Code, the Converted Limited Partner Interests may be subject to assessment for the liabilities and recourse obligations of the Partnership which arose before the conversion of the Additional General Partner Interests to Converted Limited Partner Interests and for which the Additional General Partners are liable because of their status as general partners of the Partnership at the time the obligations and liabilities arose.

The opinions expressed above are limited in all respects to the laws of the State of Texas and the federal laws of the United States of America, each as in effect on the date hereof.

This opinion letter is limited to the matters stated herein, and no opinion is implied or may be inferred beyond the matters expressly stated. We hereby consent to the use of our opinion as herein set forth as an exhibit to the Registration Statement and to the use of our name under the caption “Legal Matters” in the prospectus forming a part of the Registration Statement. In giving this consent, we do not hereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the SEC promulgated thereunder or Item 509 of Regulation S-K.

Sincerely,

/s/ Baker & McKenzie LLP

Baker & McKenzie LLP